UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2019

Regulus Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35670	26-4738379
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10628 Science Center Drive, Suite 225 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 202-6300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RGLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On August 1, 2019, the stockholders of Regulus Therapeutics Inc. (referred to herein as “we,” “us” or the “Company”) approved the Regulus Therapeutics Inc. 2019 Equity Incentive Plan (the “2019 Plan”) as discussed in Item 5.07 below.

A summary of the principal features of the 2019 Plan follows below.

Purpose

The 2019 Plan is designed to secure and retain the services of our employees, directors and consultants, provide incentives for our employees and directors to exert maximum efforts for the success of the Company and its affiliates, and provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock.

Types of Awards

The 2019 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock and cash awards, and other stock awards.

Shares Available for Awards

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2019 Plan will not exceed 3,881,477 shares, which is the sum of (i) 2,725,773 new shares plus (ii) the number of unallocated shares remaining available for grant under the Company’s 2012 Equity Incentive Plan, as amended (the “2012 Plan”), as of the effective date of the 2019 Plan, plus (iii) the Prior Plans’ Returning Shares (as defined below), as such shares become available from time to time. In addition, the number of shares of our common stock reserved for issuance under the 2019 Plan will automatically increase (1) upon the second closing (the “Milestone Closing”) under the Securities Purchase Agreement, dated May 3, 2019, by and among the Company and the investors listed on Exhibit A thereto, provided such Milestone Closing occurs on or before March 31, 2020, by an additional 4,166,860 shares and (2) on January 1 of each year, for a period of not more than ten years, beginning on January 1, 2021 and continuing through January 1, 2029, by 5.0% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares as may be determined by the Company’s Board of Directors (the “Board”).

The term “Prior Plans’ Returning Shares” refers to the following shares of our common stock subject to any outstanding stock award granted under either of the 2012 Plan or our 2009 Equity Incentive Plan: (i) any shares subject to such stock award that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares issued pursuant to such stock award that are forfeited back to us because of a failure to vest or otherwise return to us; and (iii) any shares that are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of an award.

The following shares of our common stock will also become available again for issuance under the 2019 Plan: (i) any shares subject to a stock award granted under the 2019 Plan that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to a stock award granted under the 2019 Plan that are not issued because such stock award is settled in cash; (iii) any shares issued pursuant to a stock award granted under the 2019 Plan that are forfeited back to or repurchased by us because of a failure to vest; and (iv) any shares that are reacquired by us to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of an award.

Eligibility

All of our (including our affiliates’) employees, consultants and non-employee directors are eligible to participate in the 2019 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2019 Plan only to our (including our affiliates’) employees.

Non-Employee Director Compensation Limit

Under the 2019 Plan, the maximum number of shares of our common stock subject to stock awards granted during any one calendar year to any of our non-employee directors, taken together with any cash fees paid by the Company to such non-employee director during such calendar year, will not exceed $750,000 in total value, or $1,000,000 with respect to the calendar year in which the individual is first appointed or elected to the Board (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes).

Administration

The 2019 Plan will be administered by the Board, which may in turn delegate authority to administer the 2019 Plan to a committee. The Board has delegated concurrent authority to administer the 2019 Plan to the Compensation Committee of the Board (the “Compensation Committee”). The Board and Compensation Committee are each considered to be a Plan Administrator under the 2019 Plan.

Subject to the terms of the 2019 Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common subject to or the cash value of awards, and the terms and conditions of awards granted under the 2019 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise or strike price of stock options and stock appreciation rights granted under the 2019 Plan.

The Plan Administrator may also delegate to one or more officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares of our common stock subject to such stock awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer. The officer may not grant a stock award to himself or herself.

Repricing; Cancellation and Re-Grant of Stock Awards

Under the 2019 Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders. Such approval must be obtained within 12 months prior to such an event.

Stock Options

Stock options may be granted under the 2019 Plan pursuant to stock option agreements. The 2019 Plan permits the grant of stock options that are intended to qualify as incentive stock options (“ISOs”) and nonstatutory stock options (“NSOs”).

The exercise price of a stock option granted under the 2019 Plan may not be less than 100% of the fair market value of our common stock on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the 2019 Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred herein as “continuous service”) terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability or for up to 18 months following the participant’s death. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause (as defined in the 2019 Plan), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Unless otherwise provided in a participant’s stock option agreement, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any common stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2019 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.

Stock options granted under the 2019 Plan may vest and become exercisable in cumulative increments, as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2019 Plan may be subject to different vesting schedules as the Plan Administrator may determine.

The Plan Administrator may impose limitations on the transferability of stock options granted under the 2019 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the 2019 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of our common stock on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.

Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the 2019 Plan is 32,193,350 shares.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2019 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of our common stock on the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the 2019 Plan.

Restricted Stock Awards

Restricted stock awards may be granted under the 2019 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the 2019 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us or one of our affiliates, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Awards

The 2019 Plan allows us to grant performance stock and cash awards. A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator. In addition, to the extent permitted by applicable law and the performance stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.

A performance cash award is a cash award that is payable contingent upon the attainment of pre-determined performance goals during a performance period. A performance cash award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator. The Plan Administrator may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have the option for his or her performance cash award to be paid in cash or other property.

Performance goals under the 2019 Plan will be based on any one or more of the following performance criteria: (i) sales; (ii) revenues; (iii) assets; (iv) expenses; (v) market penetration or expansion; (vi) earnings from operations; (vii) earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization, incentives, service fees or extraordinary or special items, whether or not on a continuing operations or an aggregate or per share basis; (viii) net income or net income per common share (basic or diluted); (ix) return on equity, investment, capital or assets; (x) one or more operating ratios; (xi) borrowing levels, leverage ratios or credit rating; (xii) market share; (xiii) capital expenditures; (xiv) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (xv) stock price, dividends or total stockholder return; (xvi) development of new technologies or products; (xvii) sales of particular products or services; (xviii) economic value created or added; (xix) operating margin or profit margin; (xx) customer acquisition or retention; (xxi) raising or refinancing of capital; (xxii) successful hiring of key individuals; (xxiii) resolution of significant litigation; (xxiv) acquisitions and divestitures (in whole or in part); (xxv) joint ventures and strategic alliances; (xxvi) spin-offs, split-ups and the like; (xxvii) reorganizations; (xxviii) recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; (xxix) strategic business criteria, consisting of one or more objectives based on the following goals: achievement of timely development, design management or enrollment, meeting specified market penetration or value added, payor acceptance, patient adherence, peer reviewed publications, issuance of new patents, establishment of or securing of licenses to intellectual property, product development or introduction (including, without limitation, any clinical trial accomplishments, regulatory or other filings, approvals or milestones, discovery of novel products, maintenance of multiple products in pipeline, product launch or other product development milestones), geographic business expansion, cost targets, cost reductions or savings, customer satisfaction, operating efficiency, acquisition or retention, employee satisfaction, information technology, corporate development (including, without limitation, licenses, innovation, research or establishment of third party collaborations), manufacturing or process development, legal compliance or risk reduction, patent application or issuance goals, or goals relating to acquisitions, divestitures or other business combinations (in whole or in part), joint ventures or strategic alliances; and (xxx) other measures of performance selected by the Board.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Plan Administrator (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time they are established, the Plan Administrator will appropriately make adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; and (13) to make other appropriate adjustments selected by the Plan Administrator.

In addition, the Plan Administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards

Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other stock awards under the 2019 Plan. Subject to the terms of the 2019 Plan, the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.

Clawback Policy

Awards granted under the 2019 Plan will be subject to recoupment in accordance with any clawback policy adopted by the Board, including any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2019 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transaction and Change in Control

In the event of a corporate transaction (as defined in the 2019 Plan and described below) or a change in control (as defined in the 2019 Plan and described below), the Plan Administrator may take one or more of the following actions with respect to awards granted under the 2019 Plan, contingent upon the closing or consummation of the transaction, unless otherwise provided in the instrument evidencing the award or in any other written agreement between us or one of our affiliates and the participant, or unless otherwise provided by the Plan Administrator at the time of grant of the award. For purposes of the 2019 Plan, the term “transaction” will mean such corporate transaction or change in control.

•

arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the award or to substitute a similar award for the award (including an award to acquire the same consideration paid to our stockholders pursuant to the transaction);

•

arrange for the assignment of any reacquisition or repurchase rights held by us in respect of our common stock issued pursuant to the award to the surviving or acquiring corporation (or its parent company);

•

accelerate the vesting (and, if applicable, the exercisability) of the award to a date prior to the effective time of the transaction as determined by the Plan Administrator (or, if the Plan Administrator does not determine such a date, to the date that is five days prior to the effective date of the transaction), with the award terminating if not exercised (if applicable) at or prior to the effective time of the transaction; provided, however, that the Plan Administrator may require participants to complete and deliver to us a notice of exercise before the effective date of a transaction, which is contingent upon the effectiveness of the transaction;

•	arrange for the lapse of any reacquisition or repurchase rights held by us with respect to the award;

•

cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the transaction, in exchange for such cash consideration, if any, as the Plan Administrator may consider appropriate; and

•

make a payment, in such form as may be determined by the Plan Administrator equal to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the award immediately prior to the effective time of the transaction, over (ii) any exercise price payable in connection with such exercise, provided that payments may be delayed to the same extent that payment of consideration to the holders of our common stock is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Plan Administrator is not required to take the same action with respect to all awards or portions of awards or with respect to all participants. The Plan Administrator may take different actions with respect to the vested and unvested portions of an award.

Outstanding awards under the 2019 Plan may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the participant’s award agreement or in any other written agreement with us or one of our affiliates, but in the absence of such provision, no such acceleration will occur.

For purposes of the 2019 Plan, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.

For purposes of the 2019 Plan, a change in control generally will be deemed to occur in the event: (i) a person, entity or group acquires, directly or indirectly, our securities representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (ii) there is consummated a merger, consolidation, or similar transaction and, immediately after the consummation of such transaction, our stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; (iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of our consolidated assets, other than a sale, lease, exclusive license or other disposition to an entity in which more than 50% of the entity’s combined voting power is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such sale or other disposition; or (iv) a majority of the Board becomes comprised of individuals who were not serving on the Board on the date the 2019 Plan was adopted by the Board, or the incumbent board, or whose nomination, appointment, or election was not approved by a majority of the incumbent board still in office.

Plan Amendments and Termination

The Board (or a committee of one or more directors delegated by the Board) will have the authority to amend or terminate the 2019 Plan at any time. However, except as otherwise provided in the 2019 Plan or an award agreement, no amendment or termination of the 2019 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s written consent.

We will obtain stockholder approval of any amendment to the 2019 Plan as required by applicable law and listing requirements. No incentive stock options may be granted under the 2019 Plan after the tenth anniversary of the earlier of the date the 2019 Plan was most recently adopted by the Board or approved by the stockholders.

The foregoing description of the 2019 Plan does not purport to be complete, and is qualified in its entirety by reference to the 2019 Plan, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on August 1, 2019. As of June 28, 2019, the record date for the Annual Meeting of Stockholders, 20,766,263 shares of common stock were issued and outstanding. A summary of the matters voted upon at the Annual Meeting of Stockholders and the final voting results are set forth below.

Proposal 1. Election of Directors

The nine persons listed below were elected as directors at the Annual Meeting of Stockholders, each to serve until the Company’s 2020 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The final voting results were as follows:

	Votes For	Votes Withheld	Broker Non- Votes
David Baltimore, Ph.D.	9,109,171	156,362	7,696,288
Kathryn J. Collier	9,115,814	149,719	7,696,288
Joseph P. Hagan	9,115,254	150,279	7,696,288
Jake R. Nunn	9,097,074	168,459	7,696,288
Stelios Papadopoulos, Ph.D.	9,108,636	156,897	7,696,288
William Rastetter, Ph.D.	8,748,164	517,369	7,696,288
Hugh Rosen, M.D., Ph.D.	8,775,001	490,532	7,696,288
Simos Simeonidis, Ph.D.	9,108,833	156,700	7,696,288
Pascale Witz, MBA, MSc	8,756,205	509,328	7,696,288

Proposal 2. The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s definitive proxy statement for the Annual Meeting of Stockholders. The final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
8,764,093	483,928	17,512	7,696,288

Proposal 3. The Company’s stockholders approved the issuance of securities convertible into and exercisable for the Company’s common stock in connection with a financing transaction. The final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
4,800,194	215,834	14,933	9,631,503

Proposal 4. The Company’s stockholders approved the 2019 Plan. The final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
8,672,543	580,928	12,062	7,696,288

Proposal 5. The Company’s stockholders authorized the adjournment of the annual meeting in order to permit the solicitation of additional proxies if there are not sufficient votes to approve Proposal 3 or Proposal 4 described in the proxy at the time of the annual meeting. The final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
8,655,755	590,169	19,609	7,696,288

Proposal 6. The Company’s stockholders ratified the selection by the Company’s Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The final voting results were as follows:

Votes For	Votes Against	Abstentions
16,801,338	146,788	13,695

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Regulus Therapeutics Inc. 2019 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regulus Therapeutics Inc.

Date: August 6, 2019	By:	/s/ Christopher Aker
Christopher Aker
SVP & General Counsel